                                  EXHIBIT 99(A)

For Further Information:

Investor Contact: Gary Frazier/Deborah Abraham
                  (203) 459-7331/(203) 459-6674
Media Contact:    Maria Gordon-Shydlo
                  (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.
                      ANNOUNCES THIRD QUARTER 2002 RESULTS

              DILUTED EPS OF $1.24 PER SHARE BEFORE $0.98 PER SHARE
             CHARGE RELATED TO 1997 SECURITIES CLASS ACTION LAWSUITS

         TRUMBULL, CONNECTICUT, OCTOBER 29, 2002 Oxford Health Plans, Inc. (NYSE: OHP) announced today net income of $23.8 million, or $0.26 per diluted common share, for the quarter ended September 30, 2002, compared to net income of $85.7 million, or $0.85 per diluted common share, for the same period last year. Results for the current year period include a $151.3 million non-cash pretax charge, or $0.98 per diluted share, as previously disclosed in the Company's October 22, 2002 press release. Third quarter earnings for 2002 benefited from changes in estimates of prior period reserves related to medical claims and NY market stabilization pools from 1999 and 2001 of approximately $0.20 per diluted share. Excluding the effect of the litigation charge and favorable development, net income for the quarter ended September 30, 2002 was $1.04 per diluted share.

         Revenue for the quarter was $1.27 billion, compared to $1.11 billion in the third quarter last year. Fully insured commercial membership, excluding MedSpan, increased by approximately 16 thousand members during the third quarter. The medical loss ratio ("MLR") for the quarter was 76.1% compared to 76.5% in the prior year quarter. The MLR for the third quarter of 2002 benefited approximately 250 basis points from favorable changes in estimates related to medical costs discussed above. The administrative loss ratio was 10.9% for the quarter, excluding the litigation charge, compared to 11.2% for the third quarter of last year.

         "We believe our enrollment growth and strong underwriting results for the quarter and year to date demonstrate that our focus on innovative products and effectively controlling healthcare costs is the right strategy," said Charles G. Berg, CEO-elect, President and COO.

         The Company reported cash flow from operations of $116.7 million for the quarter compared to $158.7 million for the prior year period. The prior year period included the benefit of $50 million in cash receipts resulting from an agreement with a new pharmacy vendor. As of September 30, 2002, the Company had approximately $1.47 billion in current cash and marketable securities, including approximately $242 million at the Parent Company. Oxford repurchased 803,700 shares for $30.5 million in the third quarter of this year, bringing total open market repurchases under its repurchase program to approximately 16 million shares for $485.4 million. "We believe Oxford's existing free parent cash and expected future operating cash flows will be sufficient to continue strengthening our infrastructure while maintaining our share repurchase program during the remainder of 2002 and 2003," said Kurt B. Thompson, Chief Financial Officer.

         As previously announced, the Company will hold a conference call today, October 29, 2002, at 10 a.m. (Eastern Time) to review these results as well as discuss the outlook for the remainder of 2002 and 2003. The conference call can be accessed by dialing 1-888-677-8170 (using the passcode "Oxford") at least 10 minutes prior to the start of the call. A replay of the call will be available from October 29 through November 5, by dialing 402-998-1719 and using the passcode 1029. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the Internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford's Web site at least 20 minutes early (to download and install any necessary audio software).

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this press release, including statements concerning the Company's expected future operating cash flows, future strengthening of its infrastructure, and future maintenance of its share repurchase program and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

-     The state of the economy.

- The impact of the September 11, 2001 terrorist attacks, subsequent cases of anthrax infection or exposure, and any future acts of terrorism or war.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), class actions in Connecticut, New Jersey and New York and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-     The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

- Those factors included in the discussion under the caption "Cautionary Statement Regarding Forward-Looking Statements" in Part I, Item 1, of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Part I, Item 2, of the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                         Consolidated Income Statements
         For the Three and Nine Months Ended September 30, 2002 and 2001
            (In thousands, except per share, per member per month and
                          membership highlights data)
                                   (Unaudited)

                                                                          Three Months Ended              Nine Months Ended
                                                                             September 30,                   September 30,
                                                                         2002            2001            2002            2001
                                                                      ----------      ----------      ----------      ----------
Revenues:
    Premiums earned                                                   $1,241,672      $1,084,904      $3,588,409      $3,217,531
    Third-party administration, net                                        4,692           3,499          13,176           9,881
    Investment and other income, net                                      28,036          23,478          63,191          72,952
--------------------------------------------------------------------------------------------------------------------------------
      Total revenues                                                   1,274,400       1,111,881       3,664,776       3,300,364
--------------------------------------------------------------------------------------------------------------------------------

Expenses:
    Health care services                                                 944,497         830,105       2,835,702       2,549,178
    Marketing, general and administrative                                135,499         132,010         417,666         367,097
    Litigation charges, net                                              151,300            --           151,300            --
    Interest and other financing charges                                   2,685           4,234           8,653          15,519
--------------------------------------------------------------------------------------------------------------------------------
      Total expenses                                                   1,233,981         966,349       3,413,321       2,931,794
--------------------------------------------------------------------------------------------------------------------------------

Earnings before income taxes                                              40,419         145,532         251,455         368,570
Income tax expense                                                        16,611          59,815         103,331         140,482
--------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                          $   23,808      $   85,717      $  148,124      $  228,088
================================================================================================================================

Earnings per common share - basic                                     $     0.27      $     0.88      $     1.69      $     2.32
================================================================================================================================

Earnings per common share - diluted                                   $     0.26      $     0.85      $     1.62      $     2.22
================================================================================================================================


Weighted-average common shares - basic                                    87,784          97,248          87,729          98,189
    Dilutive effect of stock options                                       2,965           3,886           3,881           4,424
--------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares - diluted                                  90,749         101,134          91,610         102,613
================================================================================================================================

SELECTED INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
    Medical loss ratio                                                      76.1%           76.5%           79.0%           79.2%
    Administrative loss ratio                                               10.9%           12.1%           11.6%           11.4%
    Earnings before income taxes, financing charges, depreciation
      and amortization ("EBITDA")                                     $   48,859      $  155,069      $  276,024      $  397,963
    PMPM premium revenue                                              $   267.49      $   249.00      $   263.03      $   246.40
    PMPM medical expense                                              $   203.47      $   190.52      $   207.85      $   195.22
    Fully insured member months                                          4,641.9         4,357.0        13,642.7        13,058.2

                                                   As of September 30,
                                            --------------------------------
MEMBERSHIP HIGHLIGHTS                         2002                   2001
----------------------------------------------------------------------------
Freedom and Liberty Plans                   1,249,800              1,149,400
HMO                                           229,000                217,200
----------------------------------------------------------------------------
Total Fully Insured Commercial              1,478,800              1,366,600
Medicare                                       69,600                 80,300
Third-party Administration                     62,700                 61,000
----------------------------------------------------------------------------
Total Membership                            1,611,100              1,507,900
============================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                 As of September 30, 2002 and December 31, 2001
                        (In thousands, except share data)

                                     ASSETS

                                                                                   Sept. 30,                      Dec. 31,
                                                                                     2002                           2001
                                                                                  -----------                   -----------
                                                                                  (Unaudited)
Current assets:
    Cash and cash equivalents                                                     $   273,687                   $   345,530
    Investments - available-for-sale, at market value                               1,194,421                       961,652
    Premiums receivable, net                                                           44,601                        37,127
    Other receivables                                                                  41,979                        24,678
    Prepaid expenses and other current assets                                          14,482                         3,450
    Deferred income taxes                                                             117,691                        83,416
---------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                        1,686,861                     1,455,853

Property and equipment, net                                                            35,015                        35,084
Deferred income taxes                                                                  13,639                         8,348
Restricted cash and investments                                                        56,374                        58,813
Goodwill and other intangible assets, net                                              27,879                         3,302
Other noncurrent assets                                                                 7,311                        15,325
---------------------------------------------------------------------------------------------------------------------------
        Total assets                                                              $ 1,827,079                   $ 1,576,725
===========================================================================================================================

                                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                         $   648,893                   $   595,064
    Current portion of long term debt                                                  29,531                        26,250
    Trade accounts payable and accrued expenses                                       109,097                       116,601
    Reserve for litigation                                                            161,300                          --
    Unearned revenue                                                                  144,814                       201,225
    Income taxes payable                                                               57,615                        47,789
    Current portion of capital lease obligations                                        5,402                          --
---------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                   1,156,652                       986,929

Long-term debt                                                                        111,049                       126,876

Contingencies

Shareholders' equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares                         --                            --
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 104,971,035 shares in 2002
      and 100,353,007 shares in 2001                                                    1,050                         1,004
    Additional paid-in capital                                                        706,381                       605,661
    Retained earnings                                                                 363,289                       215,165
    Accumulated other comprehensive income                                             32,092                         7,587
    Treasury stock, at cost                                                          (543,434)                     (366,497)
---------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                      559,378                       462,920
---------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                  $ 1,827,079                   $ 1,576,725
===========================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
         For the Three and Nine Months Ended September 30, 2002 and 2001
                                 (In thousands)
                                   (Unaudited)

                                                                            Three Months Ended              Nine Months Ended
                                                                               September 30,                   September 30,
                                                                            2002           2001           2002           2001
                                                                        --------------------------------------------------------
Cash flows from operating activities:
    Net income                                                          $    23,808    $    85,717    $   148,124    $   228,088
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
        Depreciation and amortization                                         6,029          5,578         16,744         15,207
        Noncash income                                                       (5,207)          --          (12,811)          --
        Noncash charges                                                     151,300           --          177,832           --
        Deferred income taxes                                               (57,403)         2,946        (51,860)        83,053
        Realized gain on sale of investments                                 (7,560)        (4,420)       (14,081)       (17,002)
        Changes in assets and liabilities (net of balances acquired):
          Premiums receivable                                                (1,858)       (28,067)        (3,759)       (18,758)
          Other receivables                                                  (1,505)         4,060         (4,873)        58,622
          Prepaid expenses and other current assets                          (6,835)            61         (6,800)          (168)
          Medical costs payable                                             (43,044)        (5,107)        29,124         (9,906)
          Trade accounts payable and accrued expenses                           496         23,468        (18,232)         5,461
          Unearned revenue                                                   10,041         26,563        (46,103)        38,256
          Income taxes payable                                               49,006         48,324         47,422         48,324
          Other, net                                                           (583)          (398)        (3,115)         1,477
--------------------------------------------------------------------------------------------------------------------------------
             Net cash provided by operating activities                      116,685        158,725        257,612        432,654
--------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

    Capital expenditures                                                     (9,124)        (2,728)       (15,411)       (13,347)
    Purchases of investments                                               (342,943)      (186,035)    (1,177,581)    (1,036,761)
    Sales and maturities of investments                                     275,356        184,420      1,000,712        969,820
    Acquisitions, net of cash acquired                                         --           (5,166)        (1,288)       (19,483)
    Other, net                                                                   24            165           --              439
--------------------------------------------------------------------------------------------------------------------------------
             Net cash used by investing activities                          (76,687)        (9,344)      (193,568)       (99,332)
--------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

    Proceeds from exercise of stock options                                   2,025         13,155         29,352         26,239
    Redemption of notes payable                                              (7,447)        (5,469)       (20,573)       (16,406)
    Payments under capital leases                                            (1,227)        (1,798)        (1,227)        (5,563)
    Payment of withholding tax on option exercises                             --             --          (24,056)          --
    Purchase of treasury shares                                             (30,494)      (233,581)      (119,383)      (233,581)
--------------------------------------------------------------------------------------------------------------------------------
             Net cash used by financing activities                          (37,143)      (227,693)      (135,887)      (229,311)
--------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          2,855        (78,312)       (71,843)       104,011
Cash and cash equivalents at beginning of period                            270,832        380,955        345,530        198,632
--------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                              $   273,687    $   302,643    $   273,687    $   302,643
================================================================================================================================

                                                                       Exhibit 1

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
      Supplemental Schedule Reconciling GAAP Earnings to Run Rate Earnings
         For the Three and Nine Months Ended September 30, 2002 and 2001
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                        Three Months Ended                Nine Months Ended
                                                                           September 30,                     September 30,
                         DILUTED EARNINGS PER SHARE                    2002            2001              2002            2001
                                                                    -------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE - GAAP                            $     0.26      $      0.85      $      1.62      $      2.22

Diluted earnings per share effect of run rate adjustments

    Litigation charges                                                    0.98             0.06             0.97             0.06
    MedUnite investment impairment charge                                 --               --               0.07             --
    CSC contract termination and asset valuation charges                  --               --               0.10             --
    Changes in estimates of prior period medical cost reserves           (0.06)           (0.04)           (0.19)           (0.06)
    Changes in estimates of NY stabilization pool
        reserves/receivables                                             (0.14)            --              (0.14)            --
    Changes in estimates of income tax valuation reserves                 --               --               --              (0.11)
                                                                    -------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE - RUN RATE                        $     1.04      $      0.87      $      2.43      $      2.11
                                                                    =============================================================

Diluted common shares                                                   90,749          101,134           91,610          102,613
                                                                    =============================================================

                                                                              Three Months Ended            Nine Months Ended
                                                                                 September 30,                 September 30,
                                 NET EARNINGS                                 2002           2001           2002           2001
                                                                           ---------------------------------------------------------
NET EARNINGS - GAAP                                                        $  23,808      $  85,717      $ 148,124      $ 228,088

After-tax effect of run rate adjustments

    Litigation charges, net                                                   89,116          5,890         89,116          5,890
    MedUnite investment impairment charge                                       --             --            6,479           --
    CSC contract termination and asset valuation charges                        --             --           91,230           --
    Changes in estimates of prior period medical cost reserves                (5,612)        (4,225)       (17,552)        (6,185)
    Changes in estimates of NY stabilization pool reserves/receivables       (12,958)          --          (12,958)          --
    Changes in estimates of income tax valuation reserves                       --             --             --          (11,000)

                                                                           ---------------------------------------------------------
NET EARNINGS - RUN RATE                                                    $  94,354      $  87,382      $ 222,339      $ 216,793
                                                                           =========================================================

Note: This supplemental table has been presented to provide additional financial information to readers of our consolidated financial statements in an effort to help explain the differences between our consolidated financial statements reported on a basis consistent with generally accepted accounting principles ("GAAP") and the run rate financial performance for the respective historical periods. The adjustments detailed in this schedule represent the current period impact of changes in the Company's estimates of prior period medical cost reserves, litigation charges and other items that management believes may help readers of our financial statements interpret our financial performance.

                                                                       Exhibit 2

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                        Changes in Medical Costs Payable
              For the Nine Months Ended September 30, 2002 and 2001
                                  (In millions)
                                   (Unaudited)

 Nine Months Ended September 30, 2002:                                                Amounts Relating to Claims Incurred During
--------------------------------------------------------------------------------------------------------------------------------
                                                                Total                         2002                   2001 and Prior
                                                               --------                     --------                 --------------
 Balance as of December 31, 2001                               $  595.1                     $   --                      $  595.1

 Components of health care services expense:
      Estimated costs incurred                                  2,887.5                      2,887.5                        --
      Estimate changes (1)                                        (51.8)                        --                         (51.8)
--------------------------------------------------------------------------------------------------------------------------------
 Health care services expense                                   2,835.7                      2,887.5                       (51.8)

 Payments for health care services (2)                         (2,781.9)                    (2,320.7)                     (461.2)
--------------------------------------------------------------------------------------------------------------------------------

 Balance as of September 30, 2002                              $  648.9                     $  566.8                    $   82.1
================================================================================================================================


 Nine Months Ended September 30, 2001:                                                Amounts Relating to Claims Incurred During
--------------------------------------------------------------------------------------------------------------------------------
                                                                Total                         2001                   2000 and Prior
                                                               --------                     --------                 --------------
 Balance as of December 31, 2000                               $  612.9                    $   --                      $  612.9

 Components of health care services expense:
      Estimated costs incurred                                  2,559.7                     2,559.7                        --
      Estimate changes                                            (10.5)                       --                         (10.5)
--------------------------------------------------------------------------------------------------------------------------------
 Health care services expense                                   2,549.2                     2,559.7                       (10.5)

 Payments for health care services                             (2,559.1)                   (2,074.9)                     (484.2)
--------------------------------------------------------------------------------------------------------------------------------

 Balance as of September 30, 2001                              $  603.0                    $  484.8                    $  118.2
================================================================================================================================

Notes:

(1) Includes approximately $22 million of estimate changes in NY Market Stabilization Pool reserves and Stop-Loss Pool recoveries for New York Mandated products.

(2) Included in 2002 payments are approximately $25.7 million of acquired MedSpan medical costs payable.

                                                                       Exhibit 3

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       COMPONENTS OF MEDICAL COSTS PAYABLE
                                  (In millions)
                                   (Unaudited)

                                                                                                Amounts Relating to Claims
                                                                                                    Incurred During
                                                                                    -----------------------------------------------
AS OF SEPTEMBER 30, 2002                                                                Total            2002        2001 and Prior
------------------------                                                            --------------- ---------------- --------------
 IBNR and medical claims reserves                                                       $ 575.9          $ 527.7           $ 48.2
 Pharmacy PBM payable                                                                      24.2             24.2                -
 Stabilization and stop-loss pools, BDCC and GME reserves, net                             21.5             14.9              6.6
 Other reserves                                                                            27.3                -             27.3
                                                                                    -----------------------------------------------
                                                                                        $ 648.9          $ 566.8           $ 82.1
                                                                                    ===============================================

                                                                                               Amounts Relating to Claims
                                                                                                    Incurred During
                                                                                    -----------------------------------------------
AS OF SEPTEMBER 30, 2001                                                                Total            2001        2000 and Prior
------------------------                                                            --------------- ---------------- --------------
 IBNR and medical claims reserves                                                       $ 525.4          $ 460.5           $ 64.9
 Pharmacy PBM payable                                                                       3.8              3.8                -
 Stabilization and stop-loss pools, BDCC and GME reserves, net                             34.9             12.7             22.2
 Other reserves                                                                            38.9              7.8             31.1
                                                                                    -----------------------------------------------
                                                                                        $ 603.0          $ 484.8          $ 118.2
                                                                                    ===============================================



    DESCRIPTIONS OF MAJOR TYPES OF RESERVES AND ACCRUALS IN MEDICAL PAYABLES

IBNR AND MEDICAL CLAIMS RESERVES

Represents estimates of liabilities for incurred but unreported medical claims including in-house inventories, adjudicated but not yet paid claims, net liabilities under risk sharing arrangements and reserves for previously denied claims.

PHARMACY PBM PAYABLE

Represents the bi-weekly amounts due to the Company's pharmacy benefit manager based on submissions of pharmacy claims.

STABILIZATION AND STOP-LOSS POOLS, BDCC AND GME RESERVES, NET

Represents estimated net liabilities related to various state programs including NY Market Stabilization and Stop-Loss Pools, Bad Debt and Charity Care and Graduate Medical Education.

OTHER RESERVES

Represents estimated liabilities for certain former medical contracts that are in various stages of resolution.